                                                                   EXHIBIT 99.11

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Texas Drydock, Inc. and Subsidiary:

  We have audited the accompanying consolidated balance sheets of Texas Drydock, Inc. and subsidiary (the Company) as of September 30, 1995 and 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       /s/ KPMG PEAT MARWICK LLP

New Orleans, Louisiana
November 22, 1996, except as to
Note 9, which is as of May 16, 1997

                       TEXAS DRYDOCK, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                          SEPTEMBER 30, 1995 AND 1996

                                                            1995        1996
                                                         ----------- ----------
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $10,665,101  2,837,019
  Contract receivables (notes 4 and 6)..................   2,194,466 14,021,636
  Other receivables.....................................      20,603    267,810
  Costs and estimated earnings in excess of billings on
   uncompleted contracts (note 2).......................     467,916  1,135,966
  Other current assets..................................      65,393     50,000
                                                         ----------- ----------
    Total current assets................................  13,413,479 18,312,431
Property and equipment, net (notes 3 and 4).............   9,070,509 12,238,184
Investment in joint venture.............................     238,477    279,278
                                                         ----------- ----------
                                                         $22,722,465 30,829,893
                                                         =========== ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable--trade............................... $   207,435  4,585,538
  Billings in excess of costs on uncompleted contracts
   (note 2).............................................         --   1,072,152
  Estimated loss on uncompleted contract................         --   1,250,000
  Accrued expenses......................................   1,287,267  2,543,834
  Current portion of long-term debt (note 4)............     326,919    353,967
  Due to shareholder, net...............................     200,888     38,023
                                                         ----------- ----------
    Total current liabilities...........................   2,022,509  9,843,514
                                                         ----------- ----------
Long-term debt, net (note 4)............................   4,134,318  3,784,341
Deferred income taxes (note 5)..........................     428,836    519,767
Other liabilities.......................................     377,769    667,693
Shareholders' equity:
  Common stock, $1 par value; 1,000 shares authorized,
   issued and outstanding...............................       1,000      1,000
  Retained earnings.....................................  15,758,033 16,013,578
                                                         ----------- ----------
    Total shareholders' equity..........................  15,759,033 16,014,578
Commitments, contingencies and other matters (notes 7
 and 8)
                                                         ----------- ----------
                                                         $22,722,465 30,829,893
                                                         =========== ==========

                See notes to consolidated financial statements.

                       TEXAS DRYDOCK, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                    YEARS ENDED SEPTEMBER 30, 1995 AND 1996

                                                           1995        1996
                                                        -----------  ----------
Revenues (notes 2 and 6):
  Ship and rig repair.................................. $28,045,773  30,532,845
  Rig modification.....................................         --   40,542,561
  New construction.....................................   6,803,340         --
  Fabrication and other................................   5,796,563   2,745,692
                                                        -----------  ----------
    Total revenues.....................................  40,645,676  73,821,098
Cost of revenues.......................................  29,580,693  70,306,107
                                                        -----------  ----------
  Gross profit.........................................  11,064,983   3,514,991
General and administrative expenses....................   4,041,992   3,929,895
                                                        -----------  ----------
  Operating (loss) profit..............................   7,022,991    (414,904)
                                                        -----------  ----------
Other income (expense):
  Interest income......................................     567,479     333,351
  Interest expense.....................................    (289,999)   (364,544)
  Gain on sale or disposition of assets................     237,152     351,045
  Gain on settlement of lawsuit (note 8)...............         --    1,731,927
  Loss on joint venture................................     (92,541)     (9,199)
  Other, net...........................................      (6,988)        --
                                                        -----------  ----------
    Total other income.................................     415,103   2,042,580
                                                        -----------  ----------
Earnings before income taxes...........................   7,438,094   1,627,676
Income taxes (note 5)..................................   2,697,194     572,131
                                                        -----------  ----------
  Net earnings.........................................  $4,740,900   1,055,545
                                                        ===========  ==========


                See notes to consolidated financial statements.

                       TEXAS DRYDOCK, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                    YEARS ENDED SEPTEMBER 30, 1995 AND 1996

                                                                       TOTAL
                                                COMMON  RETAINED   SHAREHOLDERS'
                                                STOCK   EARNINGS      EQUITY
                                                ------ ----------  -------------
Balance at September 30, 1994.................. $1,000 13,267,133   13,268,133
Net earnings...................................     --  4,740,900    4,740,900
Dividends declared ($2,250 per share)..........     -- (2,250,000)  (2,250,000)
                                                ------ ----------   ----------
Balance at September 30, 1995..................  1,000 15,758,033   15,759,033
Net earnings...................................     --  1,055,545    1,055,545
Dividends declared ($800 per share)............     --   (800,000)    (800,000)
                                                ------ ----------   ----------
Balance at September 30, 1996.................. $1,000 16,013,578   16,014,578
                                                ====== ==========   ==========



                See notes to consolidated financial statements.

                       TEXAS DRYDOCK, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED SEPTEMBER 30, 1995 AND 1996

                                                        1995          1996
                                                     -----------  ------------
Cash flows from operating activities:
Net earnings........................................ $ 4,740,900     1,055,545
Adjustments to reconcile net earnings to net cash
 (used) provided by operating activities:
  Depreciation......................................     682,423     1,064,536
  Deferred income taxes.............................     145,620        90,931
  Loss on joint venture.............................      92,541         9,199
  Increase (decrease) in cash flows resulting from
   changes in the following operating assets and
   liabilities:
    Receivables.....................................   3,251,915   (12,074,377)
    Costs and estimated earnings in excess of
     billings on uncompleted contracts..............   1,805,825     (668,050)
    Other current assets............................      (9,603)       15,393
    Accounts payable--trade.........................  (2,675,978)    4,378,103
    Billings in excess of costs on uncompleted con-
     tracts.........................................  (1,792,852)    1,072,152
    Accrued expenses................................    (170,406)    1,257,197
    Other liabilities...............................         --        289,294
    Estimated loss on uncompleted contract..........         --      1,250,000
    Due to shareholder, net.........................     158,818      (162,865)
                                                     -----------  ------------
    Total adjustments...............................   1,488,303     3,478,487
                                                     -----------  ------------
    Net cash (used) provided by operating activi-
     ties...........................................   6,229,203    (2,422,942)
                                                     -----------  ------------
Cash flows used in investing activities:
  Capital expenditures..............................  (2,681,420)   (4,232,211)
  Investment in joint venture.......................    (193,518)      (50,000)
                                                     -----------  ------------
    Net cash used in investing activities...........  (2,874,938)   (4,282,211)
                                                     -----------  ------------
Cash flows used in financing activities:
  Principal payments on long-term debt..............    (253,667)     (322,929)
  Dividends paid....................................  (2,250,000)     (800,000)
                                                     -----------  ------------
    Net cash used in financing activities...........  (2,503,667)   (1,122,929)
                                                     -----------  ------------
    Net (decrease) increase in cash and cash equiva-
     lents..........................................     850,598    (7,828,082)
Cash and cash equivalents:
  Beginning of year.................................   9,814,503    10,665,101
  End of year....................................... $10,665,101     2,837,019
                                                     ===========  ============
Supplemental cash flow disclosures:
  Cash paid during the year for:
    Interest........................................ $   237,499       373,084
                                                     ===========  ============
    Income taxes.................................... $ 2,930,000       218,561
                                                     ===========  ============
  Supplemental schedules of noncash financing and
   investing activities--property and equipment
   acquired through assumption of debt.............. $ 3,200,000           --
                                                     ===========  ============

                See notes to consolidated financial statements.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

  Texas Drydock, Inc. and subsidiary (the Company) is engaged primarily in the business of ship and rig repair and heavy steel fabrication. The Company is affiliated with various other entities in the same general line of business through common ownership. The Company is an 80%-owned subsidiary of Maritime Holdings, Inc. (MHI). The Company was previously an 80%-owned subsidiary of City Capital Corporation (CCC). CCC transferred its stock in Texas Drydock, Inc. to its parent company Maritime Holdings, Inc. in March 1996.

  The Company's wholly-owned subsidiary, TDI International, Inc. (TDII), was formed in April 1994 in the Cayman Islands. TDII has a 49% interest in a corporate joint venture organized under the laws of Bahrain to provide fabrication, repair, modification and new construction of offshore drilling rigs, platforms, and related marine crafts. The investment in the common stock of the joint venture is accounted for by the equity method. The joint venture has not commenced significant operations as of September 30, 1996.

  (b) Principles of Consolidation

  The consolidated financial statements include the accounts of Texas Drydock, Inc. and its subsidiary after eliminating all significant intercompany transactions.

  (c) Revenue Recognition

  Revenues from long-term contracts, except those contracts negotiated on a time and material basis, are recognized on the percentage-of-completion method, measured by the percentage of labor dollars incurred to date to estimated total labor dollars for each contract. This method is used because management considers expended labor dollars to be the best available measure on the progress of contracts.

  Revenues from nonmajor ship and rig repair and steel fabrication are recognized on the completed contract method. This method is used because the typical contract is completed in three months or less; therefore, financial position and results of operations do not vary significantly from those which would result from the use of the percentage-of-completion method.

  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred.

  Provisions for estimated losses on uncompleted contracts are recorded in the period such losses become determinable. Revisions to estimated costs and contract profitability are recognized in the period the revisions become determinable.

  The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  (d) Property and Equipment

  Property and equipment is stated at cost, and depreciation and amortization are computed using the straight-line method over the estimated useful service lives of the related assets. Estimated useful lives assigned for major categories of property and equipment are as follows:

         Buildings, docking facilities and improve-
          ments......................................   20 years
         Machinery and equipment..................... 5-10 years
         Autos.......................................  3-5 years

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

  (e) Income Taxes

  Since its formation in 1986, the taxable income or loss of the Company has been included in the consolidated Federal income tax return of its majority stockholder. Under the intercompany tax-sharing agreement, income taxes are provided by the Company on a separate return basis, all of which are considered payable to the parent and recorded through the intercompany accounts.

  The Company utilizes the asset and liability method of Statement 109 to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (f) Cash and Cash Equivalents

  Cash and cash equivalents consist of cash, certificates of deposit and all highly-liquid instruments with an original maturity of three months or less.

  (g) Environmental Expenditures

  Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of a feasibility study or the Company's commitment to a formal plan of action. The liabilities for environmental costs recorded in accrued expenses were $271,000 and $404,000 at September 30, 1995 and 1996, respectively.

  (h) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make significant judgments that affect the reported revenues, gross profit, and percentage of completion. Actual results could differ from these estimates.

  (i) Earnings per Share

  Information with respect to earnings per share has not been presented as such information is not considered meaningful since the company is privately held by a limited number of shareholders.

  (j) Reclassification

  Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

(2) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  Uncompleted contracts at September 30, 1995 and 1996 are summarized as follows:

                                                          1995        1996
                                                       ----------  -----------
Costs incurred on uncompleted contracts...............    467,916  $21,084,124
Estimated loss on uncompleted contract................        --    (1,250,000)
Estimated earnings on uncompleted contracts...........        --       371,508
                                                       ----------  -----------
                                                          467,916   20,205,632
Less billings to date.................................        --    21,391,818
                                                       ----------  -----------
                                                          467,916  $(1,186,186)
                                                       ==========  ===========

  Uncompleted contracts are included in the accompanying consolidated balance sheets under the following captions:

                                                          1995        1996
                                                       ----------  -----------
Costs and estimated earnings in excess of billings on
 uncompleted contracts................................    467,916  $ 1,135,966
Estimated loss on uncompleted contract................        --    (1,250,000)
Billings in excess of costs on incomplete contracts...        --    (1,072,152)
                                                       ----------  -----------
                                                          467,916  $(1,186,186)
                                                       ==========  ===========

(3) PROPERTY AND EQUIPMENT

  Property and equipment at September 30, 1995 and 1996 consisted of the following:

                                                          1995        1996
                                                       ----------  -----------
Land..................................................  2,161,862  $ 2,161,862
Buildings, docking facilities and improvements........  5,401,275    8,071,695
Machinery and equipment...............................  3,762,136    5,225,870
Automobiles...........................................     87,301      185,358
                                                       ----------  -----------
                                                       11,412,574   15,644,785
Accumulated depreciation and amortization............. (2,342,065)  (3,406,601)
                                                       ----------  -----------
Net property and equipment............................  9,070,509  $12,238,184
                                                       ==========  ===========

(4) LONG-TERM DEBT

  Long-term debt of $4,461,237 and $4,138,308 at September 30, 1995 and 1996,
respectively, consists principally of promissory notes due in monthly installments. The notes have fixed interest rates ranging from 7% to 10% and variable rates of prime plus 1%. The notes are secured by land, building, docking facilities, and improvements and machinery and equipment with a net book value approximating $8 million. The notes have final maturities ranging from the year 2000 through 2013.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

  Scheduled maturities of long-term debt are as follow:

         YEAR ENDING                                    AMOUNT
         -----------                                  ----------
         1997........................................ $  353,967
         1998........................................    388,940
         1999........................................    427,628
         2000........................................    280,351
         2001........................................    120,234
         Thereafter..................................  2,567,188
                                                      ----------
                                                      $4,138,308
                                                      ==========

  The Company has a revolving credit agreement with a bank which provides for borrowings up to $5,000,000 and expires in October 1997. Availability of funds under the agreement is limited by the level of eligible accounts receivable, inventories and the assessed value of a docking facility. Outstanding borrowings under this agreement are collateralized by accounts receivable, inventory and a collateral mortgage on a docking facility and bear interest at a varying rate determined at the time of each cash draw. In addition, the agreement is supported by the guaranty of the Company's parent company Maritime Holdings, Inc. Provisions of the agreement require that the Company be in compliance with certain covenants. At September 30, 1996, the Company obtained a waiver from the bank for noncompliance with certain covenants. At September 30, 1996, the funds available under the revolving credit agreement are reduced by a stand-by letter of credit securing certain of the Company's insurance premiums in the amount of $502,045. At September 30, 1996, no amounts were drawn under the revolving credit agreement.

  At September 30, 1996, the fair value of debt outstanding approximates its carrying value based on interest rates currently available to the Company.

(5) INCOME TAXES

  The components of income tax expense are:

                                                    CURRENT   DEFERRED   TOTAL
                                                   ---------- -------- ---------
   Year ended September 30, 1995:
     U.S. Federal................................. $2,551,574 145,620  2,697,194
     State and local..............................        --      --         --
                                                   ---------- -------  ---------
                                                   $2,551,574 145,620  2,697,194
                                                   ========== =======  =========
   Year ended September 30, 1996:
     U.S. Federal................................. $  481,200  90,931    572,131
     State and local..............................        --      --         --
                                                   ---------- -------  ---------
                                                   $  481,200  90,931    572,131
                                                   ========== =======  =========

  Income tax expense differs from amounts computed by applying the U.S. federal tax rate of 34% in 1995 and 1996 to earnings before income taxes primarily due to equity in losses on joint venture, meals and entertainment exclusions, benefits of lower tax bracket rate, and adjustments of prior year's estimated liabilities.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1995 and 1996 are presented below:

                                                             1995       1996
                                                           ---------  --------
   Deferred tax assets:
     Accrued liabilities deductible for tax purposes when
      paid................................................ $ 150,269   248,843
       Less valuation allowance...........................       --        --
                                                           ---------  --------
       Net deferred tax assets............................   150,269   248,843
                                                           ---------  --------
   Deferred tax liabilities:
     Plant and equipment, principally due to differences    (559,540)
      in depreciation.....................................            (751,610)
     Other................................................   (19,565)  (17,000)
                                                           ---------  --------
       Total gross deferred tax liabilities...............  (579,105) (768,610)
                                                           ---------  --------
       Net deferred tax liability......................... $(428,836) (519,767)
                                                           =========  ========

(6) BUSINESS AND CREDIT CONCENTRATION

  Three of the Company's largest customers accounted for 56% and 84% of total revenues for the years ended September 30, 1995 and 1996, respectively. Included in contract receivables at September 30, 1995 and 1996 are amounts due from these customers totaling approximately $1,600,000 and $12,500,000, respectively.

(7) RELATED PARTY TRANSACTIONS

  CCC charged the Company $997,102 and 496,211 for consulting and other administrative services during the years ended September 30, 1995 and 1996, respectively. These fees are included in cost of revenues.

(8) COMMITMENTS, CONTINGENCIES AND OTHER

  In 1996, the Company settled a lawsuit against a former liability insurance carrier, Liberty Mutual Fire Insurance Company (Liberty) for approximately $1,732,000. The lawsuit was originally filed in 1992 as a result of Liberty's refusal to participate in the settlement of a lawsuit brought by the family of a former employee. The settlement award has been recorded as other income in the accompanying consolidated statement of earnings.

  The Company has entered into various operating lease agreements with unrelated parties for the use of certain real estate, a pier and equipment. At September 30, 1996, future minimum lease payments under noncancelable operating leases are as follows:

         1997........................................ $  292,260
         1998........................................    237,260
         1999........................................    214,104
         2000........................................    212,000
         2001........................................    212,000
         Thereafter..................................  1,850,000
                                                      ==========

  In addition to minimum lease payments, the Company pays a usage fee based on gross registered tons per day for each vessel moored or on drydock at the leased premises. The Company incurred rent expense of approximately $913,000 and $1,133,000 for the years ended September 30, 1995 and 1996, respectively.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

The following is a detail of amounts iuncluded in Accrued expenses at September 30, 1995 and 1996:

                     1995      1996
                     ----      ----
Accrued property
 taxes            $  107,395   220,938
Accrued
 insurance           223,224   706,666
Accrued
 franchise tax       450,816   262,136
Accrued
 remediation
 costs               271,141   404,070
Other                234,691   950,024
                  ---------- ---------
 Accrued
  expenses        $1,287,267 2,543,834
                  ========== =========

  Beginning in January 1994, the Company obtained workers' compensation coverage through its participation in a mutual indemnity association. The Company pays annual premiums (calls) to the association. In addition to amounts paid, the association has advised the Company of supplemental calls for each policy year covered. The Company has accrued for the supplemental calls as advised by the association. The association has purchased reinsurance for the years in which the Company has participated. Accordingly, the association has taken into account the stop-loss threshold of the reinsurance in the computation of the estimated supplemental calls.

  The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. While the resolution of these matters cannot be predicted with certainty, management believes the final outcome of such matters will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

  The Company participates in a deferred contribution pension plan sponsored by the parent. Employees participating in the plan may contribute up to 15% of their base salary, subject to federal limitations on absolute amounts contributed. The Company will match up to 6% of their base salary, with matching contributions of 50% of employee contributions. The amount contributed by the Company for 1995 and 1996 is not material.

(9) SUBSEQUENT EVENTS

  Included in TDI's backlog of contracts as of September 30, 1996 was a $14 million contract to construct a liftboat. Subsequent to year-end, this contract was assigned to TDI's wholly-owned subsidiary, TDII. In conjunction with this assignment, TDI will remain liable for the contract performance and has indemnified the customer for any legal or financial liability.

  In April 1997, the shareholders of the Company sold 51% of their interest in the Company and an option to sell the remaining 49% to Halter Marine Group, Inc. In May 1997, the option to sell was exercised and the remaining 49% interest was sold to Halter Marine Group, Inc.